UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2017

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Delaware	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8222
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 6, 2017, the Compensation Committee of A. H. Belo Corporation (the “Company”) approved an amendment to the Employment Agreement with Timothy M. Storer dated March 2, 2017 (the “Amendment”), revising and clarifying the financial performance metrics relating to his annual cash incentive bonus opportunity for 2017 and his performance-based restricted stock units (“PBRSUs”) for 2017.  The revisions reflect the expanded scope of Mr. Storer’s oversight responsibilities over the DMV Portfolio companies.  Both the consolidated Adjusted EBITDA and the Total Contract Value (“TCV”) metrics were revised to reflect his expanded role.   For 2017, the DMV Portfolio companies and TCV Entities include Distribion, Inc., Vertical Nerve, Inc., CDFX, LLC, Your Speakeasy, LLC and Connect.

Under the amended Employment Agreement, Mr. Storer will receive a compensation package that consists of a base salary of $450,000, with a target bonus opportunity set at $300,000, or approximately 67% of his base salary.  Mr. Storer will be eligible for an annual 2.5% increase in base salary each year after the first year of his five-year employment contract provided that the DMV Portfolio companies achieve 85% or more of their prior year consolidated Adjusted EBITDA Target.

Mr. Storer’s annual cash incentive bonus opportunity will be based upon financial performance metrics of the DMV Portfolio companies.  For 2017, the financial performance metrics will be weighted as follows: (i) 50% against the consolidated Adjusted EBITDA Target of the DMV Portfolio companies, as revised by this Amendment; and (ii) 50% against the TCV Entities’  TCV Target, as revised by this Amendment.  Threshold, target and maximum performance and payout ranges for the consolidated Adjusted EBITDA and TCV components are 85%, 100%, and 200%, respectively, for performance, and 50%, 100%, and 200%, respectively, for payout.

On March 2, 2017, Mr. Storer was granted PBRSUs having an at-target value of $500,000.  The PBRSUs will be earned based on the DMV Portfolio companies’ achievement level of consolidated Adjusted EBITDA for 2017, as revised by this Amendment.  Provided Mr. Storer remains employed by the Company on the first anniversary date of the grant and the DMV Portfolio companies’ consolidated Adjusted EBITDA is at least 95% of the 2017 target, the PBRSUs will vest and be paid out 60% in shares of Series A Common Stock and 40% in cash.  The payout will be prorated for achievement between 95% and 100% of the DMV Portfolio companies’ consolidated Adjusted EBITDA, and is capped at 100% of target.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, which is filed herewith as Exhibit 10.1 and incorporated by reference.  Terms not defined herein, shall have the meaning set forth in the Employment Agreement and Amendment.  Mr. Storer’s Employment Agreement dated March 2, 2017 was previously filed with the Securities Exchange Commission on Form 8-K filed March 6, 2017. The form of award notice for Mr. Storer’s amended PBRSU grant is filed herewith as Exhibit 10.2, and is incorporated herein by reference.

On September 6, 2017, the Board of Directors approved certain administrative amendments to the A. H. Belo Savings Plan (the “Third Amendment to the Savings Plan”) that (i) eliminate the requirement that a Savings Plan participant complete one year of service prior to being eligible to receive a Company matching contribution, (ii) add a new Company subsidiary, Your Speakeasy, LLC, as a participating employer; (iii) permit, beginning with the January 1, 2018 Plan year,  the Savings Plan to receive employee participant contributions as Roth contributions, receive rollovers of Roth contributions from other qualified plans, as well as receive catch-up contributions as Roth contributions; and (iv) permit Company make-whole matching contributions, beginning with the 2018 plan year, provided that the Company’s cumulative Plan year matching contribution to a participant’s Savings Plan account is less 1.5% of such participant’s annual compensation and the participant deferred 1.5% or more of his or her annual compensation to the Savings Plan during the Plan year, provided further that such participant remains employed through the end of the applicable Plan year. The foregoing summary of the Third Amendment to the Savings Plan is not complete and is qualified in its entirety by reference to the Third Amendment to the Savings Plan, which is filed herewith as Exhibit 10.3 and incorporated by reference.

Item 8.01. Other Events.

On September 6, 2017, the Company's Board of Directors declared a fourth quarter 2017 dividend of $0.08 per share.  The dividend will be payable on December 1, 2017 to shareholders of record at the close of business on November 9, 2017.  A copy of the announcement press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1  Amendment to Timothy M. Storer Employment Agreement effective September 6, 2017

10.2  Amended Timothy M. Storer 2017 PBRSU Award Notice

10.3  Third Amendment to the A. H. Belo Savings Plan dated September 7, 2017

99.1  Press Release issued by A. H. Belo Corporation on September 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

A. H. BELO CORPORATION

Date:	September 8, 2017	By:	/s/ Christine E. Larkin
Christine E. Larkin
Senior Vice President/General Counsel & Secretary

EXHIBIT INDEX

Exhibit No. 10.1   Amendment to Timothy M. Storer Employment Agreement effective September 6, 2017

Exhibit No. 10.2   Amended Timothy M. Storer 2017 PBRSU Award Notice

Exhibit No. 10.3   Third Amendment to the A. H. Belo Savings Plan dated September 7, 2017

Exhibit No. 99.1   Press Release issued by A. H. Belo Corporation on September 8, 2017